QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.8

INDUSTRIAL LEASE AGREEMENT

Between

Landlord:        VEF III FUNDING, LLC,
                a Delaware limited liability company

And

Tenant:        ALTIGEN COMMUNICATIONS, INC.,
                a Delaware corporation

Dated: October 1, 2003

For Premises Located At:

4555 CUSHING PARKWAY
FREMONT, CALIFORNIA

TABLE OF CONTENTS

LEASE AGREEMENT

i

H.	LANDLORD ENTRY/RELOCATION/ASSIGNMENT AND SUBLETTING		31
	42.	Entering Premises	31
	43.	Relocation	31
	44.	Assignment and Subletting	31
I.	SALE OF BUILDING; LIMITATION OF LIABILITY		35
	45.	Sale	35
	46.	Limitation of Liability	35
J.	BROKERS/CONSTRUCTION/AUTHORITY		35
	47.	Broker Disclosure	35
	48.	Definitions	35
	49.	Construction of this Agreement	36
	50.	No Estate In Land	36
	51.	Paragraph Titles; Severability	36
	52.	Cumulative Rights	36
	53.	Waiver of Jury Trial	36
	54.	Entire Agreement	37
	55.	Submission of Agreement	37
	56.	Authority	37
	57.	Intentionally deleted	37
	58.	Joint and Several Obligations	37
	59.	Name of Building	37
	60.	Governing Law	37
	61	Obligations Independent	37
	62.	Exhibits	38
	63.	Security Measures	38
	64.	Reservations	38
	65.	Interruption of Services	38
	66.	Furniture	38

LIST OF EXHIBITS

A	Legal Description of Property
A-1	Plan of Premises
B	Work Letter
C	Substantial Completion/Acceptance Letter
D	Hazardous Materials Questionnaire
E	Rules and Regulations
F	Furniture
G	Space Plan
G-1	Budget

BASIC LEASE PROVISIONS

        The following sets forth some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control. In addition to the following Basic Lease Provisions, all of the other terms and conditions and sections of the Industrial Lease Agreement hereinafter set forth are hereby incorporated as an integral part of this Summary.

1.	A. Building (See Section 1):	4555 Cushing Parkway Fremont, California
	B. Industrial Center (See Section 1):	Multi Building complex known as: Northport Business Center Fremont, California, consisting of 45635, 45645, 45655, 45865 and 45875 Northport Loop East and 4555 Cushing Parkway
2.	Rentable Square Feet of Premises:	31,925
	Rentable Square Feet of Building:	58,130
	Rentable Square Feet of Industrial Center: (See Section 1)	144,624
3.	Term (See Section 2):	62 full calendar months
	Target Commencement Date:	December 22, 2003, subject to Section 2
	Target Ready Date	November 22, 2003, subject to Section 2
	Target Expiration Date:	February 21, 2009, subject to Section 2
	Option Term:	Five (5) years following Expiration Date, subject to Section 2
4.	Base Rent (See Section 5):
Period	Rate Per Rentable Square Foot of Premises	Monthly Installment
Months 1-5	$0.00	$0.00
Months 6-17	$0.64	$20,432.00
Months 18-29	$0.66	$21,070.50
Months 30-41	$0.68	$21,709.00
Months 42-53	$0.70	$22,347.50
Months 54-62	$0.72	$22,986.00
Option Term:	95% of FMV, to be determined
5.	Rent Payment Address (See Section 5) Lend Lease AAF VEF III Northport File # 1425900944 P.O. Box 73860 San Francisco, California 94160-3860
6.	Use of Premises:	Office, research and development, manufacturing/assembly, warehouse and related uses, all in conformance with applicable zoning requirements.

7.	Tenant's Share (See Section 7):	54.92%
8.	Security Deposit (See Section 10):	$50,000.00
9.	Unreserved Parking Spaces (See Section 1):	115
10.	Tenant Improvement Allowance (See Section 17):	$1.08 per rentable square foot or $34,479.00; and, at Tenant's option, up to $5.00 per rentable square foot or $159,625.00 as a "Supplemental Allowance," and $50,000.00 as a "Moving Allowance."
11.	Tenant's Liability Insurance (See Section 26):	Combined Single Limit: $1,000,000 Annual Aggregate Limit: $4,000,000 Umbrella Limit: $4,000,000
12.	Landlord's Broker (See Section 47):	Commercial Property Services
	Tenant's Broker (See Section 47):	Cornish & Carey Commercial
13.	Notice Address (See Section 30)
	Landlord	Tenant
	VEF III Funding, LLC C/O Lend Lease Real Estate Investments, Inc. One Front Street, Suite 1100 San Francisco, CA 94111 Attn: Peggy Toppin, Investment Manager Fax No.: (415) 733-9219	Altigen Communications, Inc. 47427 Fremont Boulevard Fremont, CA 94538 Attn: Mr. Phil McDermott Fax No.: (510) 252-9738
With a copy of Tenant's notices to:
Silicon Valley Law Group 152 N. Third Street, Suite 900 San Jose, CA 95112 Attn: Lucy A. Lofrumento Fax No.: (408) 286-1430
14.	Guarantor (See Section 57):	None

        [Signatures on next page]

        IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the date set forth on the first page hereof.

Landlord:		Tenant:
VEF III FUNDING, LLC, a Delaware limited liability company		ALTIGEN COMMUNICATIONS, INC., a Delaware corporation
By:	/s/ PEGGY A. TOPPIN	By:	/s/ PHILLIP MCDERMOTT
Name:	Peggy A. Toppin	Name:	Phillip McDermott
Its:	Vice President	Its:	CFO
ATTEST/WITNESS:		ATTEST/WITNESS:
By:		By:
Its:		Its:
ATTEST/WITNESS:		ATTEST/WITNESS:
By:		By:
Its:		Its:

v

INDUSTRIAL LEASE AGREEMENT

        THIS INDUSTRIAL LEASE AGREEMENT (hereinafter called the "Lease") is made and entered into as of the date appearing on the first page hereof by and between the Landlord and Tenant identified above.

A. Premises/Term/Possession

        1.    Premises.

        (a)   Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord the Premises located in the Building and in the Industrial Center identified in the Basic Lease Provisions, situated on the real property described in Exhibit "A" attached hereto (the "Property"), such Premises as all further shown by diagonal lines on the drawing attached hereto as Exhibit "A-1" and made a part hereof by reference. Tenant has inspected the Premises and agrees to accept the same "AS IS," without representation or warranty on the part of Landlord to perform any improvements therein, except as expressly set forth in Exhibit "B" attached hereto and made a part of hereof, subject to all other representations and warranties of Landlord expressly set forth in this Lease. Landlord and Tenant agree that the number of rentable square feet described in Paragraph 2 of the Basic Lease Provisions has been confirmed and conclusively agreed upon by the parties. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises.

        (b)   Tenant shall be entitled to use the number of unreserved parking spaces specified in Paragraph 9 of the Basic Lease Provisions on those portions of the Common Areas designated from time to time by Landlord for parking, which shall include fifteen (15) general "visitor"-designated parking spaces near the front entrance of the Premises (marked on the ground as such and identified by signage erected by Landlord). Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in the Rules and Regulations as defined in Paragraph 14 issued by Landlord. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph 1, then Landlord shall have the right, upon reasonable notice (which may take the form of a general notice in the parking areas), in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

  (c)  (i) The term "common areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other Tenants of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas. Within such common areas, Landlord shall provide Tenant with a loading area for Tenant's exclusive access.

          (ii)   Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the common areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center; provided, however that Tenant shall have no right to use the common areas of buildings in the Industrial Center other than the common areas within the Building. Under no circumstances shall the right herein granted to use the common areas be deemed to included the right to store any property, temporarily or permanently, in the common areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost of Tenant, which cost shall be immediately payable upon demand by Landlord.

          (iii)  Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the common areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable, non-discriminatory Rules and Regulations with respect thereto in accordance with Paragraph 14. Tenant agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform; provided, however, that Tenant shall only be bound by Rules and Regulations and changes thereto if Landlord has provided such Rules and Regulations (or changes thereto) to Tenant and in the case of changes to the Rules and Regulations, Tenant has received thirty (30) days prior written notice of such changes. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Industrial Center, but, upon receipt of written notice from Tenant, landlord shall use commercially reasonable efforts to enforce such rules and regulations as to other tenants not in compliance therewith.

          (iv)  Tenant shall not succeed to any of Landlord's easement rights over and relating to the Property, nor shall Tenant obtain any rights to common areas, as designated by Landlord, other than those rights specifically granted to Tenant in this Lease. Landlord shall have the sole right of control over the use, maintenance, configuration, repair and improvement of the common areas, which Landlord shall keep neat and clean and in good condition and repair. Landlord may make such changes to the use or configuration of, or improvements comprising, the common areas as Landlord may elect without liability to Tenant, provided that Landlord shall not have the right to make any changes that materially adversely affect Tenant's vehicular parking rights or areas, Tenant's path of ingress and egress, Tenant's signage, the common area lighting, or Tenant's use and enjoyment of the Premises and common areas.

        2.    Lease Term.

        (a)   Tenant shall have and hold the Premises for the term ("Term") identified in the Basic Lease Provisions commencing on the date (the "Commencement Date") which is thirty (30) days after the date on which Landlord notifies Tenant that the Work in the Premises is substantially complete (or is deemed substantially complete pursuant to Paragraph 4(b) of Exhibit "B") and the Building Systems are in good working order as required by Section 19 of this Lease (the "Ready Date"), and shall terminate at midnight on the last day of the Term (the "Expiration Date"), unless sooner terminated or extended as hereinafter provided. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit "C", specifying and/or confirming the Commencement Date and the Expiration Date (and the number of rentable square feet contained within the Premises and the amount of Base Rent payable hereunder, if such numbers as finally determined differ from those set forth in the Basic Lease Provisions).

        (b)   Landlord shall permit Tenant and Tenant's agents and contractors to enter the Premises on and after the Ready Date, in order to permit Tenant to prepare the Premises for Tenant's occupancy (such entry prior to the Commencement Date referred to herein as the "Early Entry Period". If Landlord permits such entry prior to completion of the Work, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers, and invitees working in harmony and not interfering with Landlord and Landlord's contractors in doing the Work. If at any time such entry shall cause or threaten to cause such interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours' oral or written notice to Tenant. Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions, and provisions of this Lease (including, without limitation, all insurance requirements), except as to the covenant to pay Rent hereunder, and further agrees that Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any items of work constructed by Tenant or to other property of Tenant that may be placed in the Premises prior to completion of the Work, the same being at Tenant's sole risk, except and only to the extent caused by Landlord's own negligence or willful misconduct.

  (c)(i)  Landlord grants to Tenant one option to extend the Term (the "Extension Option") for a period of five (5) years (the "Extension Period"). Tenant's privilege to exercise the Extension Option is expressly conditioned upon Tenant not being in default (following the expiration of all applicable notice and cure provisions) at the time the Extension Option is exercised and not being in default (following the expiration of all applicable notice and cure provisions) between the time the Extension Option is exercised and the start of the Extension Period.

          (ii)   Tenant shall have the right to exercise the Extension Option by giving written notice (the "Extension Notice") to Landlord no later than nine (9) months and no earlier than twelve (12) months prior to the Expiration Date of the Term. All terms and conditions of this Lease shall continue during the Extension Period, provided that during each Extension Period, the Base Rent shall be ninety-five percent (95%) of the Fair Market Rent as of the date (the "Rent Determination Date") that is nine (9) months preceding the Expiration Date (such Base Rent for the Extension Period being deemed "Renewal Rent").

          (iii)  As used in this Lease, Fair Market Rent shall mean the effective rental rates then being obtained by tenants in the marketplace for comparable buildings and premises. The effective rental rates shall include consideration of the presence or absence of tenant improvements or allowances existing or to be provided under the lease for such premises, rental abatements, lease takeovers/assumptions, moving expenses and other forms of rental concessions, real estate brokerage commissions, proposed term of lease, extent of service provided or to be provided under the lease for such premises, the time the particular rate under consideration became or is to become effective and any other relevant terms or conditions.

          (iv)  In the event of an exercise of an option by Tenant, Landlord shall notify Tenant of Landlord's determination of the Renewal Rent within thirty (30) days of the Rent Determination Date and if Landlord and Tenant cannot agree on the Renewal Rent within thirty (30) days thereafter, the Renewal Rent payable during the Extension Period shall be conclusively determined as follows:

            (A)  Within ten (10) days after the expiration of the thirty (30) day period, each party, at its cost and by giving notice to the other party, shall appoint an unaffiliated MAI designated real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the general vicinity of the Premises (an "Appraiser"), to appraise and determine the then Fair Market Rent as described in this Section.

            (B)  If one party does not appoint an Appraiser within the time period in Section 2(c)(iv)(A) above, the Appraiser appointed by the other party shall be the sole Appraiser and shall determine the Fair Market Rent.

            (C)  If neither party appoints an Appraiser within the time period set forth in Section 2(c)(iv)(A), the Base Rent during the Extension Period shall be the Base Rent payable in the last full month immediately preceding the Expiration Date.

            (D)  If the two (2) Appraisers are so appointed by the parties, they shall meet promptly and attempt to appraise and determine the Fair Market Rent. If they are unable to agree within thirty (30) days after the second Appraiser has been appointed, they shall attempt to select a third Appraiser who meets the qualifications stated in Section 2(c)(iv)(A) within ten (10) days after the last day the two Appraisers are given to determine the Fair Market Rent. If they are unable to agree on a third Appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the President of the Alameda County Real Estate Board or the presiding judge of the Superior Court for Alameda County for the selection of a third Appraiser who meets the qualifications stated in Section 2(c)(iv)(A). Each of the parties shall bear one-half (1/2) of the cost of appointing the third Appraiser and of the third Appraiser's fees. The third Appraiser, however selected, shall be a person who has not previously acted in any capacity for either party or is not or has not been affiliated with the other appointed Appraisers.

            (E)  Within thirty (30) days after the selection of the third Appraiser, a majority of the Appraisers shall appraise and determine the Fair Market Rent. If a majority of the Appraisers are unable to so set the Fair Market Rent within the required period of time, the appraisals of the three Appraisers shall be added together and their total divided by three. The resulting quotient shall be the Fair Market Rent.

            (F)  If, however, the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, the low appraisal or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two. The resulting quotient shall be the Fair Market Rent. If two appraisals are disregarded, the remaining appraisal shall be the Fair Market Rent.

        (d)   Except in connection with an assignment which is to an Altigen Affiliate (as that term is hereinafter defined), the Extension Option is not assignable by Tenant, and any attempted assignment shall be void. Additionally, if subleases (excluding Permitted Transfers) covering more than twenty-five percent (25%) of the Premises exist at the time of exercise of the Extension Option, such exercise shall be of no force and effect.

        3.    Landlord's Failure to Give Possession.    Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant for any reason whatsoever, nor shall this Lease be void or voidable as a result of such delay, except that the commencement of the Term shall be delayed until Landlord delivers possession of the Premises to Tenant (so long as Tenant is not responsible for such failure or delay). Landlord will use all commercially reasonable efforts to deliver possession of the Premises to Tenant, with the Work substantially completed, on or prior to the Target Ready Date identified in the Basic Lease Provisions (all such entry into the Premises by Tenant prior to the Commencement Date shall be deemed to be a part of the Early Entry Period). Notwithstanding the foregoing to the contrary, if the Ready Date does not occur on or before January 1, 2004, then Tenant shall receive a credit against the Base Rent first payable under Section 5 below in the amount of $20,432.00 per month, prorated on a daily basis, for each day between January 1, 2004 and the date the Premises is delivered to Tenant in the condition required by this Lease. Notwithstanding the foregoing, in no event shall the total rent credit provided pursuant to this Section 3 exceed $40,864.00. Further, if the Commencement Date does not occur on or before June 1, 2004, then, Tenant may terminate this Lease upon written notice ("Termination Notice") to Landlord given prior to the Commencement Date, but in all events on or before June 10, 2004.

        4.    Quiet Enjoyment.    Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof. Landlord shall not be responsible for the acts or omissions of Tenant, any other tenant, or any third party that may interfere with Tenant's use and enjoyment of the Premises.

B.    Rent/Payment/Security Deposit.

        5.    Base Rent.    Tenant shall pay to Landlord, at the address stated in the Basic Lease Provisions or at such other place as Landlord shall designate in writing to Tenant, monthly base rent ("Base Rent") in the amounts set forth in the Basic Lease Provisions.

        6.    Rent Payment.    The Base Rent for each month during the Term shall be due on the first (1st) day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever. One full monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant and shall be applied to the sixth (6th) month's Base Rent; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to that sixth (6th) partial calendar month in which non-zero Base Rent is required to be paid, and the excess shall be applied as a credit against the next monthly Base Rent installment. Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease (the term "Rent", as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

        7.    Operating Expenses/Taxes/Impositions.

        (a)   Tenant agrees to reimburse Landlord throughout the Term, as "Additional Rent" hereunder, for Tenant's Share (as defined below) of: (i) the annual Operating Expenses (as defined below) for each calendar year, or portion thereof, during the Term; and (ii) the annual Taxes (as defined below) for each calendar year, or portion thereof, during the Term. The term "Tenant's Share" as used in this Lease shall mean the percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building or the Industrial Center, consistent with the manner by which Landlord aggregates Operating Expenses and Taxes to the Building or to the Industrial Center. Landlord and Tenant hereby agree that Tenant's Share for the Building with respect to the Premises initially demised by this Lease is the percentage amount set forth in Paragraph 7 of the Basic Lease Provisions. "Tenant's Share" may change during the Term of this Lease in the event that the rentable area of the Industrial Center changes as a result of additions or subtractions of land or buildings to the Industrial Center. Tenant's Share of Operating Expenses and Taxes for any calendar year shall be appropriately prorated for any partial year occurring during the Term.

        (b)   "Operating Expenses" shall mean all costs and expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Building and the Property including, but not limited to: maintenance, repair and replacement of the heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; maintenance of exterior areas such as gardening and landscaping, snow removal and signage; maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utility services attributable to the common areas; Building personnel costs; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property; fees for required licenses and permits; and a property management fee. The management fee charged to Tenant shall not exceed two percent (2%) of the gross Rents payable under this Lease for the applicable calendar year.

        Operating Expenses do not include: (a) the cost of any structural repairs or maintenance to Building foundations and external walls; (b) the cost of other capital repairs, replacements or improvements, except to the extent of annual depreciation (based on the useful life of the item under generally accepted accounting principles) on any such other capital repair, replacement or improvement; (c) debt service under mortgages or ground rent under ground leases; (d) costs of restoration following a casualty except for insurance deductibles applicable thereto (provided, however, that any earthquake deductibles or other deductibles applied to the structural repairs shall be treated the same as a capital repair, replacement or improvement described above); (e) depreciation other than as set forth above; (f) leasing commissions and tenant improvement costs; (g) litigation expenses relating to disputes with tenants; (h) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds, pursuant to the terms of a lease of another tenant in the Building or otherwise, (i) the cost of any service or improvements furnished to any other occupant of the Building which is not available to Tenant under this Lease, (j) advertising and promotional expenses, (k) compensation paid to any employee of Landlord for management of the Property other than the management fee allowed hereunder, (l) any cost for which Landlord is entitled to be reimbursed by any tenant of the Building other than Tenant, (m) the investigation, clean-up, remediation, and other costs associated with any Contamination by Hazardous Substances (as defined in Section 11), unless caused or permitted by Tenant, and (n) Taxes, as defined below.

        (c)   "Taxes" shall mean all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to each calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and operation of the Building and the Property, subject to the following: (i) the amount of ad valorem real and personal property taxes against Landlord's real and personal property to be included in Taxes shall be the amount required to be paid for any calendar year, notwithstanding that such Taxes are assessed for a different calendar year (the amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable); (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State or the City where the Building is located; any political subdivision of either, or any other taxing body, on rents or other income from the Property (or the value of the leases thereon) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Taxes are being determined had the income received by Landlord from the Building [excluding amounts payable under this subparagraph (iii)] been the sole taxable income of Landlord for such calendar year; (iv) there shall be excluded from Taxes all income taxes [except those which may be included pursuant to the preceding subparagraph (iii) above], excess profits taxes, franchise, capital stock, and inheritance or estate taxes; and (v) Taxes shall also include Landlord's reasonable costs and expenses (including reasonable attorneys' fees) in contesting or attempting to reduce any Taxes assessed for a different calendar year.

        (d)   Landlord shall, on or before the Commencement Date and as soon as reasonably possible after the commencement of each calendar year thereafter, provide Tenant with a reasonably detailed, line item statement of the estimated monthly installments of Tenant's Share of Operating Expenses and Taxes which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the next ensuing calendar year, as the case may be. Landlord agrees to keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles (as modified for industrial buildings in a manner comparable to other similar buildings in the commercial area where the Building is located) and practices consistently maintained on a year-to-year basis, in compliance with such provisions of this Lease as may affect such accounts, and Landlord shall deliver to Tenant after the close of each calendar year (including the calendar year in which this Lease terminates), a reasonably detailed, line item statement ("Landlord's Statement") containing the following: (1) a statement that the books and records covering the operation of the Building have been maintained in accordance with the requirements in this subparagraph (d); (2) the amount of Operating Expenses for such calendar year; and (3) the amount of Taxes for such calendar year.

        Upon reasonable prior written request given not later than ninety (90) days following the date Landlord's Statement is delivered to Tenant, Landlord will provide Tenant detailed documentation to support such Landlord's Statement or provide Tenant with the opportunity to review such supporting information. If Tenant does not notify Landlord of any objection to Landlord's Statement within ninety (90) days after the later of delivery of Landlord's Statement or such requested supporting documentation, Tenant shall be deemed to have accepted Landlord's Statement as true and correct and shall be deemed to have waived any right to dispute the Operating Expenses and/or Taxes due pursuant to that Landlord's Statement. Tenant acknowledges that Landlord maintains its records for the Property at Landlord's main office, currently One Front Street, Suite 1100, San Francisco, California, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Expenses achieved through the inspection process. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the person performing the review, the principals or officers of Tenant or the reviewer who receive the results of the review, Tenant's or the reviewer's accounting or administrative employees, and Tenant's legal counsel. The disclosure of such information to any other person by Tenant or its employees or agents, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease unless such disclosure is required by law or in connection with a legal proceeding.

          (i)    Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Section 5 above, as Additional Rent hereunder, the estimated monthly installment of Tenant's Share of Operating Expenses and Taxes for the calendar year in question. At the end of any calendar year, if Tenant has paid to Landlord an amount in excess of Tenant's Share of Operating Expenses and Taxes for such calendar year, Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant's Share of Operating Expenses and Taxes for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement.

          (ii)   For the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Section shall apply, but Tenant's Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the pro rata portion of Tenant's Share for such calendar year (in the manner provided above) and when the actual prorated Tenant's Share for such calendar year is determined, Landlord shall send Landlord's Statement to Tenant for such year and if such Statement reveals that Tenant's estimated payments for the prorated Tenant's Share for such calendar year exceeded the actual prorated Tenant's Share for such calendar year, Landlord shall include a refund for that amount along with the Statement (subject to offset in the event Tenant is in default hereunder). If Landlord's Statement reveals that Tenant's estimated payments for the prorated Tenant's Share for such calendar year were less than the actual prorated Tenant's Share for such calendar year, Tenant shall pay the shortfall to Landlord within thirty (30) days after the date of receipt of Landlord's Statement.

          (iii)  If the Building or the Industrial Center, as appropriate, is less than completely occupied throughout any calendar year of the Term, then the actual Operating Expenses for the calendar year in question which vary with occupancy levels in the Building or the Industrial Center shall be increased to the amount of Operating Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building or the Industrial Center had been completely occupied throughout such calendar year.

        (e)   In addition to the monthly rental and other charges to be paid by Tenant under this Lease, Tenant shall pay Landlord for all of the following items (collectively, "Impositions"): (i) taxes, other than local, state, and federal personal or corporate income taxes measured by the net income of Landlord; (ii) monthly installments of assessments, including without limitation, all assessments for public improvements, services, or benefits, irrespective of when commenced or completed; (iii) excises; (iv) levies; (v) business taxes; (vi) license, permit, inspection, and other authorization fees other than in connection with the Work; (vii) transit development fees; (viii) assessments or charges for housing funds; (ix) service payments in lieu of taxes and; (x) any other fees or charges that are levied, assessed, confirmed, or imposed by a public authority; provided, however, that Impositions shall not include amounts otherwise included in Operating Expenses or Taxes. Tenant is obligated to pay only to the extent that the Impositions are (a) on, measured by, or reasonably attributable to, the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises, or the cost or value of any leasehold improvements made to the Premises by or for Tenant, regardless of whether title to the improvements shall be in Tenant or Landlord; (b) based on or measured by the monthly rental or other charges payable under this Lease, including without limitation, any gross receipts tax levied by a municipality, the State of California, the Federal Government, or any other governmental body with respect to the receipt of the rental; (c) based on the development, possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises; or (d) on this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is unlawful for Tenant to reimburse Landlord for the Impositions, but lawful to increase the monthly rental to take into account Landlord's payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

        8.    Late Charge.    Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, a late charge of five percent (5%) of such past due amount shall be immediately due and payable as Additional Rent hereunder, provided however, that before imposition of the first late charge that accrues in any calendar year of the Term, such first late charge shall not be imposed unless Tenant fails to make such late payment within five (5) calendar days following a written notice from Landlord of the impending imposition of such late charge, and interest shall accrue on all delinquent amounts from the date past due until paid at the lower of a rate of one (1.0%) percent per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate = 12%), or the highest rate permitted by applicable law.

        9.    Partial Payment.    No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

        10.    Security Deposit.    Tenant shall pay Landlord the amount identified as the Security Deposit in Paragraph 8 of the Basic Lease Provisions (hereinafter referred to as "Security Deposit") as evidence of good faith on the part of Tenant in the fulfillment of the terms of this Lease, which shall be held by the Landlord during the Term of this Lease, or any renewal thereof. Under no circumstances will Tenant be entitled to any interest on the Security Deposit. The Security Deposit may be used by Landlord, at its sole discretion, to apply to any amount owing to Landlord hereunder, or to pay the expenses of repairing any damage to the Premises caused by Tenant, except natural wear and tear occurring from normal use of the Premises, but this right shall not be construed to limit Landlord's right to recover additional sums from Tenant for damages to the Premises. If there are no payments to be made from the Security Deposit as set out in this paragraph, or if there is any balance of the Security Deposit remaining after all payments have been made, the Security Deposit, or such balance thereof remaining, will be refunded to Tenant within the time periods required pursuant to California Civil Code Section 1950.7. In no event shall Tenant be entitled to apply the Security Deposit to any Rent due hereunder. In the event of an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant's creditors, then the Security Deposit shall be deemed immediately assigned to Landlord. The right to retain the Security Deposit shall be in addition and not alternative to Landlord's other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Premises. Upon sale or conveyance of the Building, Landlord shall transfer or assign the Security Deposit to any new owner of the Premises, and upon such transfer all liability of Landlord for the Security Deposit shall terminate. Landlord shall be entitled to commingle the Security Deposit with its other funds.

C.    Use/Laws/Rules.

        11.    Use of Premises/Environmental Matters.

          (a)    Use.    Tenant shall use and occupy the Premises solely for the purposes set forth in the Basic Lease Provisions and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid law, ordinance or regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner which will void the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the quality of the Building. Tenant acknowledges that Landlord has made no representations or warranties with respect to the suitability of the Premises for Tenant's proposed use.

          (b)    Environmental Matters.

            (1)   For purposes of this Lease:

              "Contamination" means the presence of or release, spillage, leakage, migration, disposal, burial, or placement of Hazardous Substances (as hereinafter defined) upon, within, below, or into any surface water, ground water, land surface, subsurface soil or strata, building, or improvement at any portion of the Demised Premises, the Building, the Common Area or the Project.

              "Environmental Laws" means all codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface soil or strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901 et seq., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.) (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.) (vii) the Hazardous Materials Transportation Act (49 U.S.C. §§5101 et seq.) (viii) the Safe Drinking Water Act (41 U.S.C. §§300f et seq.); (ix) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) – (viii) of this subparagraph; (x) any amendments to the statutes, laws or ordinances listed in parts (i) – (ix) of this subparagraph, regardless of whether in existence on the date hereof; (xi) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) – (x) of this subparagraph; and (xii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters.

              "Hazardous Substances" means any chemical, waste, by-product, pollutant, contaminant, compound, product, substance, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, (i) RCRA hazardous wastes, (ii) CERCLA hazardous substances, (iii) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbon, including any additives or other by-products or constituents associated therewith, (iv) pesticides and other agricultural chemicals, (v) asbestos and asbestos containing materials in any form, (vi) polychlorinated biphenyls, (vii) radioactive materials and radon, and (viii) urea formaldehyde foam insulation.

            (2)   Tenant covenants that all its activities, and the activities of any entity affiliated with Tenant ("Tenant's Affiliates"), on the Premises and in the Building and on the Property, during the Term will be conducted in compliance with Environmental Laws. Tenant represents and warrants to Landlord that Tenant is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Premises ("Environmental Permits") and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such Environmental Permits notifications and registrations and with any other applicable Environmental Laws. Tenant represents and warrants that it has obtained all such Environmental Permits and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Premises.

            (3)   Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises, on the Building, or the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Premises of cleaning supplies, toner for photocopying machines and other similar materials, as well as small amounts of solder, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation of Tenant's business or in the routine janitorial service, cleaning and maintenance for the Premises. For purposes of the foregoing, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Property.

            (4)   Regardless of any consents granted by Landlord pursuant to the foregoing allowing Hazardous Substances upon the Premises, Tenant shall under no circumstances whatsoever cause or permit any Contamination by Tenant or Tenant's Affiliates. If such Contamination by Tenant shall occur, Tenant shall promptly at its expense (i) contain and control, investigate, and clean up, remove, or remedy such Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws, (ii) restore the Premises, the Building and the Property to the condition existing prior to the Contamination, and (iii) notify and keep Landlord reasonably informed of such containment, control, investigation, cleanup, removal, remediation and restoration activities. All such activities shall be conducted by Tenant or Tenant's Affiliates in accordance with any and all Environmental Laws and other applicable federal, state and local laws and regulations. Landlord shall have the right, but not the obligation, after providing Tenant with notice and a reasonable opportunity to cure, to enter onto the Premises or to take such other actions as Landlord deems necessary or advisable so to contain, control, investigate, clean up, remove, remediate, restore, resolve or minimize the impact of, or otherwise deal with, any such contamination. All costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand.

            (5)   Regardless of any consents granted by Landlord pursuant to Paragraph 11(b)(3) above allowing Hazardous Substances upon the Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Premises which would cause the Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) any activity on the Premises which would cause the Premises, the Building, or the Property to become subject to any lien imposed under or as a result of any Environmental Law, (iii) the discharge of Hazardous Substances into the storm sewer system serving the Property, or (iv) the installation of any underground tank, oil/water separator, sump pump, or underground piping on or under the Premises.

            (6)   Landlord shall also have the right prior to the expiration of the Term of this Lease, if Tenant has caused any Contamination previously or if there are other reasonable grounds, to require Tenant to cause a qualified environmental consultant to perform, at Tenant's sole cost and expense, an environmental audit of the Premises satisfactory to Landlord in its reasonable discretion. Should Tenant fail to undertake and seek diligently to perform said environmental audit within thirty (30) days of the Landlord's request, Landlord shall have the right, but not the obligation, to retain a qualified environmental consultant to perform such environmental audit. All costs and expenses incurred by Landlord in the exercise of such rights shall be payable by Tenant upon demand.

            (7)   Without limiting in any way Tenant's obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend (with counsel approved by Landlord) and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (the "Indemnified Parties") harmless from any and all claims, damages, liabilities, losses, costs and expenses of any nature whatsoever, known or unknown, contingent or otherwise (including, without limitation, attorneys' fees, litigation, arbitration and administrative proceedings costs, expert and consultant fees and laboratory costs, as well as damages arising out of the diminution in the value of the Premises or any portion thereof, damages for the loss of the Premises, damages arising from any adverse impact on the marketing of space in the Premises, and sums paid in settlement of claims), which arise during or after the Term in whole or in part as a result of the storage, generation, release, spillage, leakage, burial, placement, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Paragraph 11(b). Such expenses, losses and liabilities shall include, without limitation, any and all expenses that Landlord may incur (i) to comply with any Environmental Laws, (ii) in studying, removing, disposing or otherwise addressing any Hazardous Substances and contamination at, on, under, or from the Premises, the Building, or the Property, (iii) with respect to fines, penalties or other sanctions assessed upon Landlord, and (iv) with respect to legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

            (8)   Tenant has completed and delivered to Landlord prior to execution and delivery of this Lease by Tenant a Hazardous Materials Questionnaire in the form attached hereto as Exhibit "D", and Tenant represents and warrants to Landlord that the information set forth therein is true and accurate in all material respects.

            (9)   California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of tobacco smoke must be disclosed. Although smoking is prohibited in the public areas of the Building, these areas may, from time to time, be exposed to tobacco smoke. Landlord covenants to comply during the Lease term with all local, state and federal laws and regulations requiring disclosure to tenants regarding the existence of Hazardous Substances within the Building. Landlord shall have available at the Building office for inspection by Tenant, during normal business hours, all reports in Landlord's possession relating to Hazardous Substances existing at that Property, including that certain Phase I Environmental Site Assessment, Northport Business Park, dated September 17, 1999, prepared for Lend Lease Real Estate Investments, Inc. by Dames & Moore, with D&M Job No. 40676-081-042. Except as otherwise set forth in such report referenced immediately above, Landlord has no actual knowledge of the presence of Hazardous Substances in, on or about the Property in violation of any applicable Environmental Laws or Environmental Permits.

        12.    Compliance with Laws.    Tenant shall operate within the Premises, the Building and the Industrial Center in compliance with all applicable federal, state, and municipal laws, ordinances and regulations (including, without limitation, the Americans with Disabilities Act) and shall not knowingly, directly or indirectly, make any use of the Premises, the Building or the Industrial Center which is prohibited by any such laws, ordinances or regulations. Further, Tenant, at its sole cost and expense, shall (i) cause the Premises to comply with the provisions of the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq. and any governmental regulations with respect thereto (the "ADA"), title 24 of the California Administrative Code ("Title 24") and other similar federal, state and local laws and regulations, including, without limitation, any alterations required under ADA for the purposes of "public accommodations" (as that term is used in the ADA), and (ii) reimburse Landlord upon demand for any and all costs incurred by Landlord to comply with ADA, Title 24 or such other similar federal, state or local laws and regulations in any other portion of the floor on which the Premises are located or any other portion of the Building arising out of Tenant's use of or construction in the Premises (but excluding any alterations in connection with the Work, which costs shall be borne solely by Landlord). Except as provided above, Tenant shall have no responsibility to comply with such laws for the exterior of the building.

        13.    Waste Disposal.

        (a)   All normal trash and waste (i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be deposited in dumpsters located at the Property.

        (b)   Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of in dumpsters pursuant to (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant's failure to comply with the provisions of this subparagraph (b).

        14.    Rules and Regulations.    The rules and regulations in regard to the Building and the Property, a copy of which is attached hereto as Exhibit "E", and all reasonable non-discriminatory, rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt and promulgate after notice thereof to Tenant, for the government and management of the Building and the Property, are hereby made a part of this Lease and shall during the Term be observed and performed by Tenant, its agents, employees and invitees.

D.    Utilities/Signage/Tenant Buildout.

        15.    Utilities.    Tenant will promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities ands services supplied to the Premises, together with any related installation or connection charges or deposits (collectively, "Utility Costs") incurred during the Term. If any services or utilities are jointly metered with other premises, Landlord will make a reasonable determination of Tenant's proportionate share of such Utility Costs and Tenant will pay such share to Landlord. Landlord reserves the right to participate in wholesale energy purchase programs and to provide energy to the Premises through such programs so long as the cost to Tenant is competitive. The Premises are currently separately metered for natural gas and electricity.

        16.    Signs.    Tenant shall not paint or place any signs, placards, or other advertisements of any character upon the outside walls, common areas or the roof of the Building (except with the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion).

Notwithstanding the foregoing, subject to Landlord's reasonable approval of its design, and provided that the following are allowed under, and are in compliance with, all applicable laws, (i) Tenant shall be permitted to install signage including Tenant's name and logo, in the top position on the existing monument sign on the Property adjacent to Cushing Parkway, and (ii) Tenant shall be permitted to install identification signage on the Building of a size and in a color, font and location that is similar to other building signs in the vicinity of the Building, subject to Landlord's reasonable approval. Up to Three Thousand Dollars ($3,000) for the cost of the monument sign shall be paid by Landlord (as shown on the Budget described in Exhibit "B"), and any signage costs in excess of such amount shall be Tenant's sole responsibility.

        17.    Buildout Allowance and Tenant Finishes.

        (a)   Landlord shall perform the Work as described in Exhibit "B" on a turnkey basis, at Landlord's sole cost and expense. Additionally, Landlord will provide to Tenant the following allowances (each an "Allowance") (i) an allowance ("Tenant Improvement Allowance") per rentable square foot contained within the Premises for Additional Work and costs of Tenant's holdover at its existing premises, and (ii) an additional amount equal to Fifty Thousand and No/100 Dollars ($50,000.00) for moving and other expenses related to the preparation of the Premises for occupancy by Tenant (the "Moving Allowance"), and, (iii) at Tenant's option, an additional allowance ("Supplemental Allowance") per rentable square foot, all as set forth in Paragraph 10 of the Basic Lease Provisions, which Supplemental Allowance is subject to repayment as set forth below in subsection (f), to be applied to the cost of the Additional Work permitted in Exhibit "B", and all costs relating thereto including without limitation, the costs of contractors, architects or other consultants in connection therewith, as well as "soft costs" related thereto, and toward the payment of costs for furniture or furniture systems, and cabling and telecommunications equipment to be installed and used in the Premises by Tenant. However, notwithstanding the description above regarding the purpose of each designated Allowance, any unused portion of any Allowance may be used for any purpose provided for any other Allowance as described above.

        (b)   All such reimbursements for costs other than for the Work and the Additional Work shall be paid by Landlord to Tenant (or at Tenant's directions, directly to Tenant's vendors and contractors) within fifteen (15) calendar days after Landlord's receipt of written request thereof from Tenant accompanied by invoices covering all work and costs for which the request is so submitted). The Tenant Improvement Allowance and the Supplemental Allowance shall be available for application to the cost of the Additional Work only to the extent that the Additional Work is commenced on or before thirty (30) days after the Target Commencement Date (unless Landlord has failed to deliver the Premises to Tenant for reasons other than Tenant Delay, in which case, such period for reimbursement shall extend through the date thirty (30) days after the Commencement Date).

        (c)   Tenant and Landlord agree that all costs of the Additional Work in excess of such Tenant Improvement Allowance or Supplemental Allowance which are requested by Tenant and approved by Landlord shall be paid by Tenant to Landlord as follows: twenty-five (25%) percent of such excess costs prior to the commencement of the Additional Work, fifty percent (50%) of such excess costs within five (5) business days of Landlord's notice that fifty percent (50%) of the Additional Work is complete and the balance (i.e. 25%) of actual costs upon substantial completion and prior to occupancy. The amount due for each installment shall be set forth in a written invoice from Landlord. Should Tenant fail to pay for such excess costs when due as herein provided, such amount due shall accrue interest at the lesser of a rate of one and one-half (1 1/2%) percent per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate = 18%), or the highest rate permitted by applicable law, and the failure to pay such amount when due shall be a default, subject to the provisions of Section 33 below.

        (d)   Within sixty (60) days after substantial completion of any Additional Work, Landlord shall provide Tenant with a final accounting of the application of the Tenant Improvement Allowance and the Supplemental Allowance to such Additional Work, along with copies of invoices, subcontracts or other documentation as reasonably required to evidence the application of such funds. If there are any sums remaining in the Tenant Improvement Allowance or the Moving Allowance (but not the Supplemental Allowance) after application of such Allowances to the actual costs of Tenant's holdover, the costs of the Additional Work, the actual costs of Tenant's move and preparation of the Premises for occupancy, or the cost of Tenant's furniture, furniture systems, cabling and telecommunications equipment, then the total of such sums remaining in the Tenant Improvement Allowance and the Moving Allowance shall be applied as a credit in Tenant's favor against the rents first becoming due under this Lease.

        (e)   The Work Letter attached hereto as Exhibit "B" and executed by Landlord and Tenant, is hereby made a part of this Lease, and its provisions shall control in the event of a conflict with the provisions contained in this Lease.

        (f)    The Supplemental Allowance shall be made available to Tenant as a loan and only upon Tenant's written request to Landlord therefor made no later than thirty (30) days after the Target Commencement Date. Such written request shall specify the maximum amount of the Supplemental Allowance desired. Landlord shall have no obligation to disburse any portion of the Supplemental Allowance in excess of the amount so requested by Tenant. The Supplemental Allowance shall be disbursed in the same manner and upon the same conditions as the Tenant Improvement Allowance. Landlord shall first disburse all portions of the Tenant Improvement Allowance and the Moving Allowance prior to disbursing any portions of the Supplemental Allowance. Upon the date that Tenant submits the final application for reimbursement of costs other than directly related to the Additional Work, or upon completion of the Additional Work, whichever is later, Landlord shall advise Tenant of the amount of the Supplemental Allowance (including said final application for reimbursement) disbursed and the payment schedule for repayment thereof. Tenant shall only be obligated to pay Landlord for the Supplemental Allowance actually disbursed (the "Amortized Payment") and not the maximum amount of the Supplemental Allowance requested (unless such maximum amount shall have been actually disbursed). The Amortized Payment shall be made by Tenant to Landlord in equal monthly installments over the sixty-two (62) month term of this Lease, amortized at ten percent (10%) per annum, simple, as Additional Rent, payable at the same time in the same manner as Base Rent, prepayable at any time (without future interest). If Landlord has not advised Tenant of the payment schedule prior to the Commencement Date, Tenant shall make those payments which would have been due as of the Commencement Date within ten (10) business days after notification thereof. In the event of an early termination of the Lease (for any reason, including, without limitation, by reason of casualty or condemnation), the repayment of the Amortized Payment may be accelerated by Landlord and, otherwise, Tenant shall remain liable for the principal balance thereof and all accrued interest thereon without regard to the limitations of California Civil Code § 1951.2, acknowledging that such obligation is not future rent, but rather a loan.

        18.    Force Majeure.    In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond Landlord's control (a "force majeure event") which results in the Landlord or Tenant being unable to timely perform its obligations hereunder to repair the Premises, provide services, or complete Work (as provided in Exhibit "B"), so long as such party diligently proceeds to perform such obligations after the end of such force majeure event, such party shall not be in breach hereunder, nor shall this Lease terminate, provided, however, that in no event shall Tenant's obligation to pay any Base Rent, Additional Rent, or any other charges and sums due and payable be excused.

E.    Repairs/Alterations/Casualty/Condemnation.

        19.    Repairs By Landlord.    Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease, subject to the terms and conditions of this Lease. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant's use. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease.

        Except for damage caused by casualty and condemnation (which shall be governed by Sections 23 and 24 below), and subject to normal wear and tear, Landlord shall maintain in good condition and repair the structural components of the exterior walls, roof and foundation, and the common areas of the Industrial Center, provided such repairs are not necessitated or occasioned by Tenant, Tenant's invitees or anyone in the employ or control of Tenant.

        Additionally, Landlord hereby warrants that all Building systems (the "Premises Systems"), including the electrical, life safety, plumbing and heating, ventilation and air conditioning, security alarm, and doors, windows and skylights, to the extent existing therein, are and will be in good working order and condition for the period commencing on the Commencement Date hereunder and expiring on the date six full calendar months thereafter (the "Warranty Period"). During the Warranty Period, upon written notice given by Tenant to Landlord of a failure or faulty operation of the Premises Systems, Landlord shall repair the failed or improperly operating Premises Systems at Landlord's sole cost and expense as long as such failure was not caused by Tenant's willful or negligent misconduct. Upon expiration of the Warranty Period, and after completion of any repair earlier noticed, and except as may otherwise be required pursuant to the Work, Landlord shall have no further obligation to repair or correct any failure of the Premises Systems during the Term of this Lease. Tenant hereby waives the provisions of California Civil Code Sections 1941 and 1942 with respect to Landlord's obligations under the Lease.

        20.    Repairs By Tenant.    Except as described in Section 19 above, Tenant shall, at its own cost and expense, maintain the Premises in good repair and in a neat and clean condition, including making all necessary repairs and replacements; provided, however, that the cost of any capital repair or replacement in excess of $10,000 (and not made as a result of the negligence or willful misconduct of Tenant's or its employees, guests, agents or invitees), the cost and necessity of which repair or replacement has been approved in writing by Landlord prior to its making, which approval shall not be unreasonably withheld, shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord, and, as long as Tenant is not in default of this Lease (beyond any applicable cure period) at any time after such repair or replacement is made, Landlord shall reimburse Tenant for the portion of such cost that relates to the period of time from and after the expiration of the Lease Term upon such natural expiration. Tenant shall provide Landlord with appropriate evidence of such costs promptly after making such repair or replacement. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Premises or Building or Property caused by Tenant or Tenant's agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, and (ii) the moving of any property into or out of the Premises. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, upon prior reasonable written notice to Tenant (except in an emergency) make the required repairs and replacements and the costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for serving all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved in writing by Landlord in advance. The service contract shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises.

        21.    Alterations and Improvements.    Except for minor, decorative alterations which do not affect the Building structure or systems, are not visible from outside the Premises and do not cost in excess of $20,000.00 in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord's written consent for such alterations or additions, which consent may be granted or withheld in Landlord's sole discretion if the alterations will affect the Building structure or systems or will be visible from outside the Premises, but which consent shall not be unreasonably withheld if the alterations will not affect the Building structure or systems and will not be visible from outside the Premises. Upon Landlord's request, Tenant shall deliver to Landlord plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for Landlord's reasonable cost to review such plans. Any alterations, physical additions or improvements shall automatically become the property of Landlord upon the termination of the Lease Term; provided, however, that Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing on the Commencement Date (provided Landlord notified Tenant at the time of Landlord's consent to any such alterations, additions or improvements that Landlord reserved the right to require the removal thereof). All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements shall be made in a good, first-class, workmanlike manner and in a manner that does not disturb other tenants, if any, and Tenant must maintain adequate liability and builder's risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against any and all claims for damages or death of persons or damage or destruction of property arising out of or relating to the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals hereof, any ad valorem or Property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Landlord's contractors or workmen, any such contractors or workmen must first be approved, in writing, by Landlord (which approval shall not be unreasonably withheld). Landlord agrees to assign to Tenant and itself, for the Term of this Lease, any rights Landlord may have against the contractor of the Premises with respect to any work performed by such contractor in connection with improvements made by Landlord at the request of Tenant. The cost of the Alterations to be paid by Tenant shall include a reasonable charge for the administration, by Landlord or an agent, of the construction or installation of the Alterations, the amount of which shall bear a reasonable relationship to the scope of the Alterations and the costs of performing the administration.

        22.    Liens.    Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises, the Building or the Property or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises. Tenant shall discharge of record by payment, bonding or otherwise any lien filed against the Premises, the Building or the Property on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises immediately upon the filing of any claim of lien. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises, the Building or the Property or this Lease arising from the act or agreement of Tenant. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises, the Building or the Property. If such lien is not paid or discharged (by bond or otherwise) within ten (10) days after notice from Landlord, Landlord shall have the right, at Landlord's option, of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and applicable late charge, shall be Additional Rent immediately due and payable by Tenant upon rendition of a bill therefor.

        23.    Destruction or Damage.

        (a)   If the Building or the Premises are totally destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord's reasonable opinion, the damage cannot be restored within one hundred eighty (180) days of the date Landlord provides Tenant written notice of Landlord's reasonable estimate of the time necessary to restore the damage, then Tenant and Landlord shall each have the right to terminate this Lease. Further, if such damage is not covered by standard "all risks" property insurance, or if the Landlord's lender requires that the insurance proceeds be applied to its loan, Landlord shall have the right to terminate this Lease. In either case, such termination shall be effective as of the date of such destruction or damage, by written notice delivered to the other party on or before thirty (30) days following Landlord's notice described in the next sentence and Rent shall be accounted for as between Landlord and Tenant as of that date. Landlord shall provide Tenant with written notice no later than sixty (60) days following the date of such damage of the estimated time needed to restore, whether the loss is covered by Landlord's insurance coverage and whether or not Landlord's lender requires the insurance proceeds be applied to its loan.

        (b)   If the Premises are damaged by any such casualty or casualties but neither Tenant nor Landlord is entitled to or does not terminate this Lease as provided in subparagraph (a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing no later than sixty (60) days after the date of such damage that such damage will be restored (and will include Landlord's good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable for the period of such untenantability, and Landlord shall promptly commence to diligently restore the Premises to substantially the same condition as before such damage occurred as soon as practicable, whereupon full Rent shall recommence. Notwithstanding any contrary expression or implication in the foregoing or anywhere else in this Lease, Landlord shall have no obligation whatsoever to repair or replace any alterations made to the Premises by Tenant pursuant to Section 21 above unless or only to the extent that Tenant provides Landlord with all funds necessary to repair or replace any such alterations prior to such repair or replacement.

        (c)   If material damage occurs within the last twelve (12) months of the Term, either party shall have the right, upon delivery of written notice to the other party within thirty (30) days following such damage, to cancel and terminate this Lease as of the date of such damage, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the intentional act of Tenant, its agents, servants, employees or invitees, and Landlord may not elect to terminate this Lease if such damage was caused by the intentional act of Landlord, its agents, servants, employees or invitees.

        (d)   Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, or Tenant's right to terminate as above set forth in this Section 23, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property. If prior to any such election to terminate Tenant has elected to extend the Term pursuant to the provisions of this Lease and such election may not then according to its terms be rescinded or terminated, then for purposes of this Section 23 the Term shall be deemed to expire on such extended date.

        24.    Eminent Domain.    If the whole of the Building or Premises or the Property, or such portion thereof as will make the Building or Premises or common areas unusable in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of such events, this Lease shall terminate and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of such date. If a portion of the Building or Premises or Property is so taken, but not such amount as will make the Premises or common areas unusable in the reasonable judgment of Landlord for the purposes herein leased, or if this Lease has not terminated, this Lease shall continue in full force and effect and the Rent shall be reduced prorata in proportion to the amount of the Premises or common areas so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord, provided however that Tenant shall have the right to pursue any separate award for loss of its equipment and trade fixtures and for moving expenses so long as such action does not reduce the award to which Landlord is entitled. Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure Section 1265.130 to the extent inconsistent with this Lease.

        25.    Damage or Theft of Personal Property.    All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents (but subject to the insurance and waiver of subrogation provisions set forth in Section 26 below).

F.    Insurance/Indemnities/Waiver/Estoppel.

        26.    Insurance; Waivers.

        (a)   Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

          (i)    Commercial General Liability ("CGL") Insurance written on an occurrence basis, covering the Premises and all operations of the Tenant in or about the Premises against claims for bodily injury, property damage and product liability and to include contractual liability coverage insuring Tenant's indemnification obligations under this Lease, to be in combined single limits of not less than $1,000,000 each occurrence for bodily injury and property damage, $1,000,000 for products/completed operations aggregate, $1,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 (per location) and Umbrella Liability Insurance in an amount not less than $4,000,000 for each policy year. The general aggregate limits under the Commercial General Liability insurance policy or policies shall apply separately to the Premises and to Tenant's use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the CGL form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

          (ii)   Insurance covering all of the items included in Tenant's leasehold improvements, heating, ventilating and air conditioning equipment maintained by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 21, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy. Any policy proceeds from such insurance shall be held in trust by Tenant's insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 23 of this Lease.

          (iii)  Workers' Compensation and Employer's Liability insurance affording statutory coverage and containing statutory limits with the Employer's Liability portion thereof to have minimum limits of $500,000.00.

          (iv)  Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises which insurance shall be issued on an "all risks" basis (or its equivalent).

        (b)   All policies of the insurance provided for in Section 26(a) above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A-VIII in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located. Each and every such policy:

          (i)    shall name Landlord as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord), except with respect to the insurance described in Section 26(a)(iii) above;

          (ii)   shall be evidenced by a certificate delivered to Landlord at or prior to the execution of the Lease and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within five (5) days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

          (iii)  shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing (and ten days in the case of non-payment) in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

          (iv)  shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

        (c)   Any insurance provided for in Section 26(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

          (i)    Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

          (ii)   the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and

          (iii)  the requirements set forth in this Section 26 are otherwise satisfied.

        (d)   During the Term hereof, Landlord shall in a manner comparable to other comparable industrial buildings in the market where the Building is located keep in effect (i) commercial property insurance on the Building, its fixtures and equipment, and rent loss insurance for a period and amount of not less than one (1) year of rent (such commercial property insurance policy shall, at a minimum, cover the perils insured under the ISO special causes of loss form which provides "all risk" coverage, and include replacement cost coverage), and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Building and Property.

        (e)   Notwithstanding anything to the contrary in this Lease, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by "all risks" property insurance of the type described in Section 26(a)(ii) and Section 26(d)(i) above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable "all risks" fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary "all risks" insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by "all risks" insurance of the type described in Section 26(a)(ii) and Section 26(d)(i). Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable "all risks" fire and casualty insurance policy.

        (f)    In the event that, as a result of changed circumstances from time to time, comparable landlords and/or tenants in the area in which the Building is located are typically carrying kinds or amounts of insurance that exceed the requirements of this Lease or if, in the opinion of Landlord's lender or insurance broker, the amount of insurance then required under this Lease is not adequate, Tenant shall, within thirty (30) days following written demand by Landlord, obtain and thereafter maintain in effect such additional insurance, which shall, to the extent reasonably applicable, conform to, and be governed by, the existing insurance provisions of this Lease.

        27.    Indemnities.    Tenant does hereby indemnify and save harmless Landlord from and against all claims for damages to persons or property which are caused anywhere in the Premises, the Building or on the Property by the negligence or willful misconduct of Tenant, its agents or employees or which occur in the Premises (or arise out of actions taking place in the Premises) unless such damage is caused by the negligence or willful misconduct of Landlord, its agents, or employees. Landlord does hereby indemnify and hold Tenant harmless against all claims for damage to persons or property caused by the negligence or willful misconduct of Landlord, its agents or employees which occur on the Property or common areas of the Building. The indemnities set forth hereinabove shall include the application to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney's fees. The indemnities contained herein control over all other provisions in this Lease, except that they do not override the waivers contained in Section 26(e) above.

        28.    Acceptance and Waiver.    Except to the extent caused by the negligence or willful misconduct of Landlord, its agents and employees (but subject to the insurance provisions in Section 26 above), Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is a corporation, its officers, agents, employees, guests or invitees) for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Building and every appurtenances thereof, and Tenant by said act waives any and all defects therein, subject to the express warranties, representations and covenants of Landlord under this Lease; provided, however, that this Section shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury.

        29.    Estoppel.    Tenant shall, from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in default hereunder and whether Tenant has any offsets or defenses against Landlord under this Lease, and whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default and any other facts relating to this Lease as may be reasonably requested by Landlord), it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or by a mortgagee of Landlord's interest or assignee of any security deed upon Landlord's interest in the Premises.

G.    Default/Remedies/Surrender/Holding Over.

        30.    Notices.    Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth in Paragraph 13 of the Basic Lease Provisions. Each party shall further use reasonable efforts to provide the other party with a courtesy copy of any notice by fax and by electronic mail. Any such notice shall be deemed given on the earlier of two business days after the date sent in accordance with one of the permitted methods described above or the date of actual receipt thereof, provided that receipt of notice solely by fax or electronic mail shall not be deemed to be delivery of notice hereunder. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 30. The initial notice addresses for each party are set forth in the Basic Lease Provisions.

        31.    Abandonment of Premises.    Tenant agrees not to abandon or vacate (where such vacation is accompanied by a failure to maintain the Premises or secure it from unauthorized entry) the Premises during the Term of this Lease. If Tenant does abandon or vacate (where such vacation is accompanied by a failure to maintain the Premises or secure it from unauthorized entry) the Premises for more than ninety (90) days, Landlord may terminate this Lease, by written notice to Tenant at any time prior to Tenant reoccupying the Premises, but such termination shall not entitle Landlord to pursue any other remedies unless an uncured Default then exists, in which case Landlord may pursue any and all remedies provided by this Lease, at law or in equity.

        32.    Default.

        The following shall constitute events of default under this Lease:

        (a)   If Tenant shall default in the payment of Rent herein reserved when due and fails to cure such default within ten (10) days after the date due;

        (b)   if Tenant shall fail to perform any of the terms, conditions or provisions of this Lease (other than the provisions requiring the payment of Rent), and fails to cure such non-monetary default within thirty (30) days after written notice of such default is given to Tenant by Landlord, provided however that if such non-monetary default is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within thirty (30) days, then Tenant shall not be in default in such instance if Tenant promptly commences and diligently pursues the cure of such non-monetary default to completion as soon as possible and in all events within ninety (90) days after such initial notice;

        (c)   if Tenant is adjudicated a bankrupt;

        (d)   if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after appointment thereof;

        (e)   if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future laws, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred;

        (f)    if Tenant's effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after such levy or attachment; or

        (g)   if Tenant is an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned the Lease within three (3) months after such death to an assignee approved by Landlord.

        In any of such events, Landlord, at its sole option, may exercise any or all of the remedies set forth in Section 33 below.

        33.    Landlord's Remedies.    Upon the occurrence of any default set forth in Section 32 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

        (a)   terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right, by judicial process, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without prejudice to any other remedies that Landlord may have by reason of Tenant's default or the termination of this Lease;

        (b)   If this Lease is terminated, Landlord shall have all of the rights and remedies of a landlord provided by Civil Code § 1951.2, in addition to any other rights and remedies Landlord may have. The damages which Landlord may recover shall include, without limitation, (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (iv) all reasonable legal expenses and other related costs incurred by Landlord following Tenant's default; (v) all reasonable costs incurred by Landlord in restoring the Premises to good order and condition to relet the Premises; and (vi) all reasonable costs, including without limitation, any brokerage commissions incurred by Landlord in reletting the Premises;

        (c)   to continue this Lease in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

        (d)   pursue such other remedies as are available at law or in equity; and

        (e)   Landlord may, without waiving or releasing Tenant from any obligations of Tenant, make payment or perform other acts required by this Lease on Tenant's behalf and all sums so paid by Landlord and all necessary incidental costs so incurred shall be payable to Landlord on demand and shall constitute Additional Rent under this Lease.

        34.    Service of Notice.    Except as otherwise provided by law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises and depositing the same in the United States mail for delivery by Tenant as provided by applicable law.

        35.    Advertising.    Landlord may advertise the Premises as being "For Rent" at any time following a default by Tenant which remains uncured following the expiration of all applicable notice and cure provisions and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods Landlord may exhibit the Premises to prospective tenants upon prior reasonable notice to Tenant, subject to the terms of Section 42.

        36.    Surrender of Premises.    Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, normal wear and tear only excepted, and Tenant shall remove all of its personalty therefrom and shall, if directed to do so by Landlord as permitted in accordance with Section 21, remove the specified alterations and restore the Premises to its original condition prior to the construction of such alterations, excluding any improvements made prior to the Commencement Date. Tenant's obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on a Saturday, Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

        37.    Cleaning Premises.    Upon vacating the Premises, Tenant agrees to return the Premises to Landlord broom clean and in the same condition when Tenant's possession commenced, natural wear and tear and casualty not caused by Tenant excepted.

        38.    Removal of Fixtures.    Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which Tenant has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant promptly repairs all damages to the Premises caused by such removal.

        39.    Holding Over.    In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or of any renewal term, with Landlord's written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be at the following rates: (i) for the first sixty (60) days of any holdover period, 125% of the monthly Base Rent payable hereunder upon such expiration of the Term hereof, or of any renewal term; and (ii) thereafter, 150% of the monthly Base Rent payable hereunder upon such expiration of the Term hereof, or of any renewal term. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or any renewal term, without Landlord's written consent, Tenant shall be a tenant at sufferance and be liable for any and all damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

        40.    Attorney's Fees.    In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. In the event of any action, suit or proceeding brought by Landlord or Tenant to enforce any of the other's covenants and agreements in this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any costs, expenses and reasonable attorneys' fees incurred in connection with such action, suit or proceeding.

        41.    Mortgagee's Rights.

        (a)   Tenant agrees that this Lease shall be subject and subordinate to (i) any mortgage, deed of trust or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and, subject to the delivery of an SNDA (as defined below), to any mortgage, deed of trust or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) any assignment of Landlord's interest in the leases and rents from the Building or Property which includes the Lease which now exists or which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as "Security Documents").

        Tenant agrees upon request of the holder of any Security Documents ("Holder") to hereafter execute any documents which the counsel for Landlord or Holder may reasonably deem necessary to evidence the subordination of the Lease to the Security Documents in a commercially reasonable, industry typical form (in each instance, an "SNDA"). Landlord agrees that Tenant shall not have the obligation to execute any SNDA that does not contain an obligation by the Holder of the relevant Security Document not to disturb the possession of Tenant of the Premises so long as Tenant observes and performs all of its obligations under this Lease. Within ten (10) days after request therefor, if Tenant fails to execute any such requested documents meeting the requirements of this paragraph, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable.

        For the benefit of Tenant, Landlord agrees to use commercially reasonable efforts to seek and obtain, as soon as reasonably possible following the execution of this Lease, an SNDA meeting the above requirements from the Holder of any Security Document now encumbering the Property.

        (b)   In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of the Landlord, thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure ("Purchaser"), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

        (c)   If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under the Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or event of default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (a) liable for any act or omission of any prior Landlord (including Landlord) unless such act or omission is of a continuing nature; or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of the Lease made without its consent.

        (d)    Notwithstanding anything to the contrary set forth in this Section 41, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

H.    Landlord Entry/Relocation/Assignment and Subletting.

        42.    Entering Premises.    Landlord may enter the Premises at reasonable hours provided that Landlord's entry shall not unreasonably interrupt or interfere with Tenant's business operations and that prior notice is given when reasonably possible (and, if in the opinion of Landlord any emergency exists, at any time and without notice): (a) to make repairs, perform maintenance and provide other services described in Section 19 above (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises in order to confirm that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof; (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the ceilings in the Premises and elsewhere in the Building; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. In entering the Premises pursuant to the foregoing, Landlord shall (x) exercise reasonable measures to minimize any disruption to Tenant's business operations or activities; (y) abide by all reasonable security measures and restrictions required by Tenant to protect the safety and security of its personnel and confidential information; and (x) cooperate with any reasonable requests by Tenant to schedule the work at times that do not inconvenience Tenant's business operations. Subject to compliance with the foregoing provisions of this Section 42: (i) Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant; (ii) the Rent reserved herein shall not abate while such repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work; and (iii) unless any work would unreasonably interfere with Tenant's use of the Premises if performed during business hours, all such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, the Tenant shall pay all overtime and other extra costs.

        43.    Relocation.    Intentionally deleted.

        44.    Assignment and Subletting

        (a)    Except as otherwise expressly permitted by this Lease, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, voluntarily or involuntarily, assign or hypothecate this Lease or any interest in this Lease, sublet the Premises or any part of them, or license the use of the Premises by any party other than Tenant. Any of the previous acts without consent shall be void and shall, at the option of Landlord, constitute a noncurable default under this Lease.

        In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved. Tenant agrees that any instrument by which Tenant assigns or sublets all or any portion of the Premises shall expressly provide that the subtenant or assignee may not further assign or sublet the assigned or sublet space without Landlord's prior written consent as provided herein, and that the assignee or subtenant (to the extent of the sublet space only) will assume and comply with all of the applicable provisions of this Lease and that Landlord may enforce the Lease provisions directly against such assignee or subtenant.

        For purposes of this Section 44, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall gain Control (as defined below) of Tenant; or (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions, except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred. "Control" shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of such corporation or fifty percent (50%) or more of all the legal and equitable interest in any other business entity.

        However, Tenant may, without resulting in a default under this Lease and without notice to Landlord, license the use of the Premises by (i) any entity of which Tenant, any of Tenant's subsidiaries, or Tenant's parent is a limited partner, general partner, joint venturer, or shareholder; (ii) any other limited partner, general partner, joint venturer or shareholder in that entity; (iii) any consultant, contractor, accountant, or counsel of Tenant; or (iv) any of the directors, officers, employees, contractors, accountants, or counsel of any of the foregoing. The license or other permitted use does not in any way create in the licensee or any other party rights to possess or remain in the Premises beyond the termination of the Lease.

        Further, notwithstanding anything in this Section 44 to the contrary, provided that no Event of Default has occurred and is then continuing, Tenant shall have the right, upon thirty (30) days prior written notice to Landlord (except where the proposed transaction is confidential, in which case Tenant shall give notice as soon as reasonably practicable following public notification of the transaction), but without any requirement for prior written consent by Landlord, (i) to sublet all or part of the Premises to any person or entity which is Controlled by, under common Control with, or which Controls Tenant (any of such persons entities being herein called an "Altigen Affiliate"); (ii) to assign this Lease to (x) an Altigen Affiliate or (y) a successor corporation into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets and property at the Premises, provided that, with respect to an assignment pursuant to (ii)(y), such successor corporation assumes all of the obligations and liabilities of Tenant. With respect to any assignment under this paragraph, Tenant shall provide in its notice to Landlord such information as may be reasonably required by Landlord to determine that the requirements of this paragraph have been satisfied. With respect to any assignment or sublease to an Altigen Affiliate, Landlord will not be entitled to exercise the rights granted to Landlord in subparagraphs (e) or (f) regarding bonus rents.

        (b)    Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent in the following instances:

          (i)    if at the time consent is requested, or at any time following such request but prior to the granting of consent, an uncured Event of Default exists under this Lease following all applicable notice and cure periods, or if Tenant is in monetary default under this Lease which default remains uncured following notice by Landlord;

          (ii)    if the proposed assignee or sublessee is a governmental agency that intends to use (or is not prohibited from using) the Premises to provide services to the public;

          (iii)    if the proposed assignee or sublessee is an existing tenant of the Industrial Center and Landlord then has space available at the Property which would meet such existing tenant's needs;

          (iv)    if Landlord reasonably determines that circumstances warrant a consideration of the financial worth of a proposed assignee or sublessee, and the financial worth, in Landlord's reasonable judgment, does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms; and

          (v)    if, in Landlord's reasonable judgment, the character, reputation, or business of the proposed assignee or sublessee would detract from the quality of the other tenancies in the Industrial Center.

        (c)    If at any time during the Term, Tenant desires to assign this Lease or to sublet all or any part of the Premises to a third party (i.e., a party other than an Altigen Affiliate), Tenant shall notify Landlord of the date on which Tenant would first want to effect the same. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant's notice is given, to (i) terminate this Lease in the event of a proposed assignment, effective as of the date proposed in Tenant's notice, or (ii) recapture the space proposed for sublease in the event of a proposed subletting for ninety percent (90%) or more of the Premises to end within the last year of the Term, effective as of the date proposed in the notice. If Landlord does not exercise this option, for a period of one hundred twenty (120) days following Landlord's election not to exercise this option, Tenant shall be free to assign this Lease or to sublet the space to any assignee or sublessee, subject to obtaining Landlord's prior consent in accordance with this Section 44. If Tenant does not assign this Lease or sublet the space within such 120-day period, Landlord's option shall be reinstated as if no earlier notice had been delivered.

        (d)    No sublessee shall have a right to further sublet or to assign its sublease without Landlord's prior consent, which consent shall not be withheld unreasonably, in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, shall be modified in any material way that could affect Landlord's interests, or be terminated by Tenant and such sublessee, without Landlord's prior consent, which shall not be unreasonably withheld.

        (e)    In the case of an assignment, fifty percent (50%) of all of any sums or other economic consideration received by Tenant as a result of the assignment (excluding any consideration reasonably attributed to assets or services other than this Lease) shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the assignment.

        (f)    In the case of a subletting, fifty percent (50%) of all of any sums or economic consideration received by Tenant as a result of the subletting (excluding any consideration reasonably attributed to assets or services other than this Lease) shall be paid to Landlord after first deducting (i) the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease, except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (iii) the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the subletting.

        (g)    Regardless of Landlord's consent, no subletting or assignment shall release or alter Tenant's obligation or primary liability to pay the rental and perform all other obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, after notice of default to Tenant pursuant to Section 32 and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining consent. This action shall not relieve Tenant of liability under this Lease provided, however, that Tenant shall not be liable for any increase in Tenant's obligations under this Lease because of any amendment or modification to this Lease, unless Tenant has consented to it in writing.

        Further, no permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease as applicable to the sublet space; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

        (h)    If Tenant assigns this Lease, sublets the Premises, or requests the consent of Landlord to any assignment, subletting, hypothecation, or other action requiring Landlord's consent under this Lease, Tenant shall pay Landlord's reasonable attorney fees incurred in connection with the action, not to exceed $1,000 during the initial Term of this Lease, and $1,500 thereafter.

I.    Sale of Building; Limitation of Liability.

        45.    Sale.    In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building and/or the Property, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

        46.    Limitation of Liability.    Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building and the Property, as such interest is constituted from time to time, and neither Landlord nor any partner of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease.

J.    Brokers/Construction/Authority.

        47.    Broker Disclosure.    The Landlord's Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State where the Building is located, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. The Tenant's Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State where the Building is located, has acted as agent for Tenant in this transaction and shall be free to share in the commission paid to Landlord's Broker as may be agreed among Landlord's Broker and Tenant's Broker pursuant to a separate agreement. Landlord represents that Landlord has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that Tenant has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim.

        48.    Definitions.    "Landlord," as used in this Lease, shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. "Tenant" shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant's assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

        49.    Construction of this Agreement.    No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. Time is of the essence of this Lease. The waiver by either party of any agreement, condition, or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the agreement, condition, or provision or any other agreement, condition, or provision contained in the Lease, nor shall any custom or practice that may arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of either party to the performance by the other party in strict accordance with these terms. The subsequent acceptance of rental under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by the other party of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular accepted rental, regardless of knowledge of the preceding breach at the time of the rental acceptance.

        50.    No Estate In Land.    This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord (other than a leasehold estate); Tenant has only a right of possession and use, not subject to levy or sale, and not assignable by Tenant except with Landlord's consent. The surrender of this Lease by Tenant, or a mutual cancellation of it, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all subleases or subtenancies.

        51.    Paragraph Titles; Severability.    The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

        52.    Cumulative Rights.    All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

        53.    Waiver of Jury Trial.    Landlord and Tenant shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any statutory remedy.

        54.    Entire Agreement.    This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

        55.    Submission of Agreement.    Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

        56.    Authority.    If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, Tenant does hereby represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is qualified to do business in the state where the Building is located, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

        57.    Good Faith; Consents.    The parties acknowledge and agree that, to the fullest extent applicable under California law, this Lease is subject to the "covenant of good faith and fair dealing" which requires that each party will do all things reasonably contemplated by the terms of the contract to accomplish its purposes. Additionally, wherever this Lease calls for the consent or approval by either party, that party shall not unreasonably withhold, condition or delay the granting of such consent or approval unless this Lease expressly provides that such consent or approval may be withheld in such party's sole discretion, or words to that effect. Notwithstanding any contrary expression or implication in the foregoing, wherever in this Lease, a party has a right to exercise an option to do something, such party shall have the unfettered discretion and right to exercise or not exercise that option for any reason or no reason, without reference a to any subjective or objective standard or good faith or reasonableness under the circumstances.

        58.    Joint and Several Obligations.    If there is more than one Tenant, the obligations imposed on Tenant shall be joint and several.

        59.    Name of Building.    Tenant shall not, without consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

        60.    Governing Law.    This Lease shall be governed by and construed pursuant to law of the State of California. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term "including" or "includes" is used in this Lease it shall be construed as if followed by the phrase "without limitation."

        61.    Obligations Independent.    The obligations of each party hereunder are independent and do not constitute conditions to the effectiveness of the other party's obligations. The nonperformance by either party of any of its obligations shall not excuse any nonperformance by the other party except to the extent that it makes such other party's performance impossible or impracticable.

        62.    Exhibits.    The exhibits and addendum, if any, specified in the Table of Contents set forth at the beginning of this Lease are attached to this Lease and by this reference made a part of it.

        63.    Security Measures.    Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, and its agents and invitees and their property from the acts of third parties.

        64.    Reservations.    Landlord reserves the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights of way, utility raceways, and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not materially adversely affect the use and enjoyment of the Premises or common areas by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

        65.    Interruption of Services.    In the event of an interruption in, or failure or inability to provide any utilities serving the Premises due to any cause other than Landlord's wanton or willful misconduct, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulations permitting the termination of this Lease due to such interruption, failure or inability. However, in the event of any such interruption or failure, arising from any cause other than Tenant's acts, that lasts for five (5) business days or longer, and materially interferes with Tenant's ability to conduct business in the Premises, starting on the sixth (6th) business day after such interruption or failure and continuing until such utility service has been restored and Tenant is able to conduct business therefrom without material interference, all Rent payable under this Lease shall be abated.

        66.    Furniture.

        (a)    Landlord hereby leases to Tenant the items of personal property identified in Exhibit "F" hereto, together with all Cat 5 Wiring attached thereto (the "Furniture"). The term of this lease of the Furniture shall commence on the Commencement Date, and shall be co-terminus with the Lease. Possession of the Furniture shall be delivered to Tenant on the Commencement Date and shall be returned to Landlord upon the expiration or earlier termination of this Lease.

        (b)    Tenant accepts the Furniture in its "as is" "where is" condition and Tenant acknowledges that Landlord makes no warranty as to the condition of the Furniture or its present or future suitability for Tenant's purposes except as follows: Landlord hereby warrants that the Furniture is and will be in good working order and condition for the period commencing on the Commencement Date hereunder and expiring on the date thirty (30) days thereafter (the "Warranty Period"). Upon written notice given by Tenant to Landlord prior to the expiration of the Warranty Period, of a material defect in the operation, installation or performance of the Furniture, Landlord shall correct such defect at Landlord's sole cost and expense.

        (c)    This lease of the Furniture is a net lease, and as such, Tenant shall pay maintenance, insurance and taxes on all Furniture leased hereunder. The Furniture shall be held at all times during the term hereof at the sole risk of Tenant from injury, loss or destruction with the obligation of restoration or reimbursement to Landlord. Tenant agrees to procure and maintain throughout the term of this Lease insurance covering the Furniture against all risk of physical loss, theft, damage and destruction, which insurance may be under the same policy required pursuant to Section 26(a)(ii) hereof. Such insurance shall be procured in commercially reasonable amounts naming Landlord as an additional insured. Tenant shall deliver to Landlord a certificate evidencing such insurance at the Commencement Date. Such insurance shall provide for payment for loss to Landlord (the proceeds of any such policy shall be held by Landlord and made available to Tenant for repair or replacement of the Furniture during the Term of this Lease). If Tenant fails to procure such insurance, Landlord shall have the right to procure such insurance at Tenant's cost. Tenant shall not take any steps or allow to be invalidated the insurance required to be maintained hereunder.

        (d)    Upon the termination of this Lease, Tenant shall return the Furniture to Landlord in the same condition as when received, ordinary wear and tear excepted (it being understood that occasionally chairs, drawer mechanisms and other mechanical features may malfunction over time with normal use), conditioned on the obligations set forth in the next sentence having been accomplished. Tenant is responsible for performing all maintenance, repair and cleaning of the Furniture, which may be necessary to maintain the Furniture in the condition in which it was initially provided to Tenant. Tenant shall use the Furniture in a careful and proper manner, and shall comply with all laws and regulations relating to the possession and use of the Furniture. Landlord shall have the right to inspect the Furniture during business hours, subject to the provisions of Section 42.

        (e)    Tenant covenants that: (i) Tenant will not, without the prior written consent of Landlord, assign, pledge, loan, mortgage, or part with possession of any of the Furniture, or in any other manner attempt to dispose of it, or permit its use by others (other than to another occupant of the Premises as permitted under Section 44) or suffer any liens or legal process to be incurred or levied thereon; (ii) Tenant will not make any alterations or permit any alterations to be made on or to the Furniture (other than reconfigurations of the Furniture within the Premises) without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; and (iii) Tenant will keep and maintain the Furniture at 4555 Cushing Parkway, Fremont, California and will not permit any of the Furniture to removed from such location without Landlord's prior written consent.

  (f)    (i) In addition to any other obligations of Tenant hereunder, Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Furniture, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons arising from any cause connected with the Furniture and waives all claims in respect thereof against Landlord. This paragraph shall not include anything resulting from Landlord's own negligence or willful misconduct.

          (ii)   In addition to any other obligation of Tenant hereunder, Tenant agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person occasioned by or in connection with Tenant's possession of use of any of the Furniture, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, or contractors occasioned by or in connection with Tenant's possession or use of any of the Leased Furniture.

        (g)    The Furniture shall at all times be and remain the exclusive property of Landlord, and Tenant shall have no title therein. Tenant shall, at its sole cost and expense, at all times protect and defend the title of Landlord in the Furniture from and against all liens, claims and legal processes of the creditors of Tenant and keep the Furniture free of such liens, claims and encumbrances. The Furniture or any of Tenant's rights under this Lease shall not be assigned or transferred by Tenant to any person, firm or corporation without the prior written consent of Landlord (except pursuant to Section 44) and any attempted assignment or transfer in violation thereof shall, at the option of Landlord, be void. Nothing contained herein, however, shall be deemed to limit or otherwise restrict Landlord's right to transfer in any manner its interest in any or all of the Furniture or in this Lease, subject to the rights of Tenant under this Lease.

        (h)    Tenant shall, during the term of this Lease, pay and discharge all license fees, assessments and sales, use, property and other tax or taxes now or hereafter imposed by any state, Federal or local government upon the ownership, leasing, renting, sale, possession or use of the Furniture whether the same be assessed to Landlord or Tenant, together with any penalties or interest in connection therewith, excepting Federal, state or local governmental taxes, or payments in lieu thereof, imposed upon or measured by the income of Landlord. If any tax is, by law, to be assessed or billed to Landlord, Tenant at its expense will do any and all things required to be done by Landlord in connection with the levy, assessment, billing or payment of such taxes and is hereby authorized by Landlord to act for and on behalf of Landlord in any and all respects. Tenant will cause all billings of such taxes to Landlord to be made to it in care of Tenant and will from time to time, on request of Landlord, submit written evidence of the payment of all of the governmental obligations mentioned in this paragraph.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

EXHIBIT "A"

PROPERTY

All that certain real property situated in the City of Fremont, County of Alameda, State of California, described as follows:

PARCEL ONE:

Lot 17, Tract 5048, filed July 5, 1983, Map Book 139, Pages 61, 62 and 63, Alameda County Records.

PARCEL TWO:

THAT PORTION of Cushing Road abandoned by Resolution No. 5824 adopted by The City Council of Fremont, a certified copy of which recorded August 29, 1983 as Instrument No. 83-15971 and Re-recorded on September 26, 1983 as Instrument No. 83-178013, Alameda County Records, described as follows:

BEGINNING at a point 307.45 feet easterly of the southwesterly corner of Lot 11 of said Tract 5048, said point also being the intersection of the southerly line of said Lot 11 with the southerly boundary line of said Tract 5048 thence westerly along the southerly lines of Lot 11 and Lot 17 of said Tract 5048, south 82o 48' 27" west 727.45 feet to a tangent curve concave northeasterly along said tangent curve through a central angle of 90o 00' 00" a distance of 62.83 feet to a point tangent with the westerly line of said Lot 17, thence leaving the westerly line of said Lot 17 on a southerly prolongation of said westerly line south 07o 11' 33" east 2.00 feet to a tangent curve concave northeasterly having a radius of 40.00 feet, thence southerly and easterly along last said tangent curve through a central angle of 90o 00' 00" a distance of 62.83 feet to a point, thence leaving last said curve tangent and parallel to the southerly line of said Lot 17 north 82o 48' 27" east 713.32 feet to the southerly boundary of said Tract 5048, thence northeasterly along said boundary of said Tract 5048 north 74o 45' 11" east 14.28 feet to the point of beginning.

EXCEPTING THEREFROM that portion thereof lying easterly of the southerly prolongation of said Lot 17.

Commonly known as: 4555 Cushing Parkway
Alameda County Account Nos: 525-1350-26-01

A-1

EXHIBIT "A-1"

PROJECT 568

4545-4575 Cushing Parkway - Fremont, CA

NORTHPORT LOOP WEST
CUSHING PARKWAY
PLEASE INITIAL

EXHIBIT A - 1

Total R&D Square Footage: 58,130

Revised 2/26/03

408.922.0400

ORCHARD COMMERCIAL INC

A-2

EXHIBIT "B"

(WORK LETTER)

        To induce Tenant to enter into the Lease (to which this Exhibit "B" is attached) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

        1.    (a)    Landlord shall construct, or cause to be constructed, at Landlord's sole cost and expense, leasehold improvements to the Premises (the "Work") in accordance with the Space Plan attached to and made a part of this Lease as Exhibit "G" and in accordance with the additional specifications set forth in that certain Orchard Commercial Construction Project Budget, Project Altigen Tenant Improvement, Project Location Cushing Parkway Fremont Ca., dated [9/15/03] Rev.[0.1] (the "Budget"), which is attached to and made a part of this Lease as Exhibit "G-1"). The Budget is referenced herein for purposes of further describing the Work, and shall not be interpreted to limit Landlord's costs and expenses in the event that the actual costs and expenses of the Work exceed the amounts budgeted therefor.

        (b)    Landlord shall prepare, or cause to be prepared, working drawings for the construction of the Work, adequate in detail to perform the Work and shall have mechanical (sprinkler, air conditioning, heating, electrical and plumbing) drawings prepared by Landlord's mechanical engineer covering mechanical elements of the Work all in keeping with the Space Plan and the Budget (the working drawings, including the mechanical drawings, are referred to as the "Plans"). The Plans (and any modifications thereof) shall comply with all governmental standards, regulations and requirements, and shall be subject to Tenant's approval (which approval shall not be unreasonably withheld). Tenant's failure to approve or disapprove the Plans within five (5) days of submission shall be deemed an approval. Tenant shall not unreasonably withhold its approval of the Plans or any part thereof.

        2.    (a)    Any other work desired by Tenant, and approved by Landlord (which approval shall not be unreasonably withheld), shall be performed by Landlord or Landlord's contractors, unless Landlord otherwise consents in writing. If Tenant desires any work in addition to the Work described in Section 1 hereof ("Additional Work"), Tenant shall advise Landlord and Landlord shall, upon approval of such request, cause the necessary drawings, plans and specifications for the Additional Work to be included on the Plans as soon as reasonably possible after request and approval, or shall submit to Landlord or Landlord's agent (at Tenant's sole cost and expense) the necessary drawings, plans and specifications for the Additional Work. Any requests for Additional Work not made by Tenant within five (5) days of submission of the Plans for the Work to Tenant for approval may cause delay in the Work, and any such delay shall be deemed tenant delay. Prior to commencing any such Additional Work requested by Tenant, Landlord or Landlord's agent shall submit to Tenant a written estimate of the cost of such Additional Work, as well as the amount of delay reasonably expected to result therefrom. If Tenant shall fail to approve said estimate within five (5) days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon nor shall Landlord be obligated to construct such Additional Work, and no such failure shall be deemed in any way a delay in completion of the Work.

        (b)    No material changes, modifications or alterations in the Plans or the Work or Additional Work (a "Change") shall be made by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. If Tenant desires a Change, Landlord or Landlord's agent shall submit to Tenant a written estimate of the cost of such Change, as well as the amount of delay reasonably expected to result therefrom. If Tenant shall fail to approve said estimate within five (5) days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon nor shall Landlord be obligated to make such Change, and no such failure shall be deemed in any way a delay in completion of the Work.

B-1

        3.    (a)    The Tenant Improvement Allowance and the Supplemental Allowance provided in Paragraph 10 of the Basic Lease Provisions and Section 17 of the Lease, includes funds to be applied toward (i) the cost of preparing the Plans for any Additional Work, (ii) the cost of any Changes to the Plans requested by Tenant and (iii) any costs necessary to file the Plans for Additional Work not included in the Plans for the Work or for Changes, and to obtain the necessary permits and approvals of, any governmental authority having jurisdiction thereof for any Additional Work or Changes.

        (b)    Any costs in excess of the funds available in the Tenant Improvement Allowance or the Supplemental Allowance for preparation of Plans for Additional Work or Changes requested by Tenant shall be due and payable by Tenant to Landlord within ten (10) days after receipt by Tenant of a statement therefor. Any costs of such Additional Work or Changes in excess of the Tenant Improvement Allowance and the Supplemental Allowance specified in the Lease shall be due and payable as provided in the Lease.

        (c)    Landlord shall be solely responsible for (i) the cost of preparing the Space Plan, the Budget, and the Plans for the Work, (ii) the cost of any changes to the Plans requested by Landlord and (iii) any costs necessary to file the Plans for the Work, and to obtain the necessary permits and approvals of, any governmental authority having jurisdiction thereof for the Work, including the cost of satisfying any requirements "triggered" by the Work to comply with the ADA, or building or fire codes, or other governmental requirements that must be satisfied as a condition of approval of the Work.

        4.    (a)    Upon obtaining all necessary governmental permits and approvals, Landlord shall commence construction of and diligently pursue the completion of the Work and any Additional Work in conformance with the Plans and this Lease, and in compliance with all conditions necessary for lawful occupancy of the Premises.

        (b)    Substantial completion of the Work shall be deemed to occur on the date when the Work has been completed as required herein (except for Punch List items which do not materially, adversely affect Tenant's use) and a Temporary Certificate of Occupancy has been issued for the Premises. If the substantial completion of the Work is delayed due to (i) any interference or hindrance by Tenant or Tenant's representatives in the progress of construction, (ii) the inclusion of any Additional Work in the Premises (following the date specified in Paragraph 2(a) above), or (iii) any Changes requested by Tenant, the Work shall be deemed substantially completed on the date when the Work would have been substantially completed but for such delay. Landlord shall use all commercially reasonable efforts to notify Tenant promptly after the occurrence of a delay, in order to provide Tenant an opportunity to mitigate the delay at Tenant's sole cost and expense

        5.    Within fifteen (15) business days after Landlord notifies Tenant that the Work and/or Additional Work is substantially complete, Tenant shall conduct a walk-through inspection of the Premises with Landlord and provide to Landlord a statement describing all items of the Work or Additional Work that still remain to be completed (the "Punch List"). Upon receipt of the Punch List, Landlord shall notify Tenant promptly if Landlord disagrees with any items, in which case the parties shall meet and confer in good faith to resolve such disagreement. Landlord shall promptly commence correction of the agreed-upon items and proceed diligently to complete the same.

        6.    In addition to the foregoing, if Tenant, during the first twelve (12) months after substantial completion, notifies Landlord, in writing, of any defects, errors or omissions in the Work or the Additional Work, Landlord shall promptly commence and diligently pursue the correction of all such items at Landlord's sole cost and expense. This Paragraph 6 shall not apply to equipment or materials that were specified by Tenant, but in such case Landlord shall assign to Tenant for the Term of this Lease Landlord's interest in any warranty from a subcontractor or supplier regarding such equipment or materials. If any latent defects in the Work or the Additional Work are discovered after the twelve month period described above, Landlord shall have the option of either (i) correcting such defects at Landlord's sole cost and expense, or (ii) pursuing, on Tenant's behalf, all remedies available under any existing construction warranties regarding such improvements, or (iii) if such warranties are assignable, assigning Landlord's rights thereunder to Tenant for the Term of this Lease.

B-2

EXHIBIT "C"

SUBSTANTIAL COMPLETION/ACCEPTANCE LETTER

Date

Re:
Lease dated as of                         ,       , by and between Landlord, and                         , as Tenant, for                          rentable square feet at the Building located at                         .

Dear                                         :

        In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.
The Commencement Date of the Term of the Lease is                         ;

2.
The Termination Date of the Term of the Lease is                         .

        Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,	Agreed and Accepted:
Property Manager
Tenant:
By:
Name:
Title:
Address:

C-1

EXHIBIT D

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding your proposed use of hazardous or toxic materials. If your use of materials or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management.

I.    Proposed Tenant

Name (Corporation, Individual, Corporate, or Individual DBA, or Public Agency)
Standard Industrial Classification Code ("SIC")
Street Address
City, State, Zip Code
Contact Person & Title:
Telephone Number:	( )
Facsimile Number:	( )

II.    Location and address of Proposed Lease

Street Address
City, State, Zip Code

III.    Description of Proposed Facility Use

Describe proposed use and operation of Premises including principal products or service to be conducted at facility:

Does the operation of your business involve the use, generation, treatment, storage, transfer, or disposal of hazardous wastes or materials? Yes      No      If yes, or if your SIC code number is between 2000 to 4000, please complete Section IV.

IV.    Permit Disclosure

Does the operation of your business require permits, a license, or plan approval from any of the following agencies?

☐
U.S. Environmental Protection Agency

☐
City or County Sanitation District

☐
State Department of Health Services

☐
U.S. Nuclear Regulatory Commission

☐
Air Quality Management District

☐
Bureau of Alcohol, Firearms and Tobacco

☐
City or County Fire Department

☐
Regional Water Quality Control Board

☐
Any Laboratory Certification Agency (Indicate permit or license numbers, issuing agency, and expiration date or renewal date, if applicable.)

If your answer is yes to any of the above questions, please complete Sections V and VI.

V.    Hazardous Materials Disclosure

Will any hazardous or toxic materials or substances be stored on site? Yes      No      If yes, please describe the materials or substances to be stored, quantities and proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, or other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material	Storage Method	Quantity On A Monthly Basis

Attach additional sheets if necessary.

Is any facility modification required or planned to mitigate the release of toxic or hazardous substance or wastes into the environment? Yes      No      If yes, please describe the proposed facility modifications.

VI.    Hazardous Waste Disclosure

Will any hazardous waste, including recyclable waste, be generated by the operation of your business? Yes      No      If yes, please state the hazardous waste that will be generated at the facility, its hazard class, and volume/frequency of generation on a monthly basis

Waste Name	Hazard Class	Volume/Month

If yes, please also describe the method(s) of disposal for each waste. Indicate where disposal will take place and the method of transportation to be used:

Is any treatment or processing of hazardous wastes to be conducted on site? Yes      No      If yes, please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises?

(Please list all agencies)

Has an environmental audit ever been conducted at any of your company's existing facilities? Yes      No      If yes, please describe:

Does your company carry environmental impairment insurance? Yes      No     . If yes, what is the name of the carrier and what are the effective periods and monetary limits of that coverage?

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

Dated:	Signature:
Print Name:
Title:

EXHIBIT "E"

RULES AND REGULATIONS

        1.     Tenant will not place any signs on the Property without Landlord's prior written consent. All signage must comply with all applicable laws, codes and regulations, including, without limitation, zoning and building codes. No advertisements, pictures or signs of any sort may be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition includes any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord has the right to remove any such unapproved item without notice and at Tenant's expense.

        2.     Tenant may not park or store motor vehicles, trailers or containers outside the Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Landlord; provided, however, that Tenant's employees may park their Permitted Size Vehicles in their usual parking areas on a 24x7 basis for as long as such employee is concurrently working in the Premises.

        3.     Tenant may not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.

        4.     All window coverings and window films or coatings installed by Tenant and visible from outside of the Building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections may be attached to the outside walls of the Building.

        5.     Tenant may not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant may not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

        6.     Tenant may not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant may not permit cooking in or about the Premises other than in microwave ovens; provided, however, that, subject to compliance with further reasonable rules and regulations promulgated by Landlord regarding the conduct, location, timing and coordination of same, Tenant may occasionally use the common areas in the vicinity of the Premises to conduct company events, including barbecues, further subject to Tenant's compliance with all applicable laws and regulations and assurance that Tenant has procured appropriate insurance relating thereto.

        7.     Tenant may not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

        8.     Tenant may not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

        9.     Tenant will park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant will not unreasonably interfere with traffic flow within the Property and loading and unloading areas of other tenants.

        10.   Storage of propane tanks, whether interior or exterior, will be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing

E-1

agents, will be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant will protect electrical panels and building mechanical equipment from damage from forklift trucks.

        11.   Tenant will not disturb, solicit or canvas any occupant of the Building or Property and will cooperate to prevent same.

        12.   No person may go on the roof of the Building without Landlord's permission except to perform obligations under its lease.

        13.   No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

        14.   Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building will be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant will cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

        15.   All goods, including material used to store goods, delivered to the Premises of Tenant will be immediately moved into the Premises and will not be left in parking or exterior loading areas overnight.

        16.   Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

        17.   Forklifts which operate on asphalt paving areas may not have solid rubber tires and may use only tires that do not damage the asphalt.

        18.   Tenant will be responsible for the safe storage and removal of all pallets. Pallets will be stored behind screened enclosures at locations approved by the Landlord.

        19.   Tenant will be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse will be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant's expense and without further notice, any trash or refuse left elsewhere outside of the Premises or on the Property.

        20.   Tenant may not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise is allowed in the parking lots or other common areas.

        21.   Tenant will appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Premises. Tenant will provide Landlord access to fire protection and any related communications equipment in the Premises at all times.

E-2

EXHIBIT "F"

FURNITURE

[Remainder of Page Intentionally Left Blank.]

F-1

EXHIBIT "G"

SPACE PLAN

G-1

EXHIBIT "G-1"

ORCHARD COMMERCIAL
CONSTRUCTION PROJECT BUDGET

DATE 9/29/03 Rev.02
	PROJECT ALTIGEN TENANT IMPROVEMENT		PROJECT LOCATION CUSHING PARKWAY FREMONT, CA.
COST CODE
	TASK		DESCRIPTION

11200	PROJECT SUPERVISION	7,244	Onsite Project Superintendent & Project Management services.
14050	TEMP. ELECT POWER	—	By Owner.
17100	PROGRESSIVE CLEAN UP	2,420	Onsite Laborers for course of construction cleaning.
17250	DUMP FEES	1,880
20700	INTERIOR DEMOLITION	12,424	Demo walls, doors.
20770	CONCRETE SAWCUT/PATCH	—	Excluded.
20800	ASBESTOS REMOVAL	—	Excluded.
25200	SITE CONCRETE	—	Excluded.
28300	FENCING	—	Excluded.
28450	MONUMENT SIGNAGE	3,000	Allowance.
61200	STRUCTURAL STEEL	—	Excluded.
61000	ROUGH CARPENTRY	—	Excluded.
62200	MILLWORK/CABINETS		Excluded.
72000	INSULATION	2,473	Installed at (N) manufacturing area walls & front office sidewalls.
75000	MEMBRANE ROOFING	—	Excluded.
82000	DOOR\FRAMES\HARDWARE	10,428	Install (N) doors & relocate doors per plan.
88000	GLASS/GLAZING	5,860	Install (N) sidelights & glass sections per plan.
92500	METAL STUDS/DRYWALL	27,420	New walls, patch wall scars per plan. Finish to match existing.
95000	ACOUSTIC CEILINGS	2,458	Minor demo & restoration as required to accommodate (N) layout
96800	FLOORING	11,754	Install (N) VCT flooring at production area, Install base at new walls. VCT to be: Armstrong Standard Excelon Imperial texture, color TBD 12 x 12 tiles, 1/8th in. thick,
			Install Building standard direct glue carpet & new base at all office, open office, conf. Areas. Carpet to be Pacificrest "Strategy" pattern loop 28 oz psy Dupont DSDN solution dyed, Royal guard soil resist treatment 5 year colorfastness to Atmospheric contaminants and limited life of carpet anti static warranties
99000	PAINTING	5,987	Repainting of all existing walls to match building standard flat latex material Painting of (N) walls & all walls affected by Construction, gyp board ceilings warehouse walls full height, exposed columns

G-1-1

99500	CUBICLES	—	Provide & install approx. 51 building standard 8' x 8' cubicles
125100	MINI BLINDS	—	Excluded.
153300	FIRE PROTECTION	8,923	Demo & relocate sprinkler drops to accommodate (N) layout.
154000	PLUMBING	—	Excluded.
154800	PROCESS PIPING/MECHANICAL	—	Excluded.
165000	HVAC	20,116	Seperation & reduct (E) system as required to accommodate (N) layout, including galvanized spiral ducting & air to service warehouse area Provide seperate unit for 24 hr HVAC to (E) server room
155250	EXHAUST SYSTEM	—	Excluded.
157500	RIGGING	—	Excluded.
157550	MOVING RELOCATION	—	Excluded.
160000	ELECTRICAL	51,824	Electrical demolition, relocate & add lites, reswitch & (N) switching to accommodate (N) layout, standard electrical office fit up at all (N) offices, Panel & x-former relocation to adjacent (N) suite (N) subpanel to feed (N) circuits, dedicated 4-plex cord drop grid in manufacturing area.
			Plan, permits
167200	SECURITY/ALARM	—	Excluded.
167400	COM/DATA EQUIPMENT	—	As may be required is Excluded.
167400	COMMUNICATION/DATA LINES	12,280	Completion of Cat 5 cabling to all cubes, (E) & (N) offices

	SUB-TOTAL>>>	186,491
17875	HAZMAT CONSULTANT	—	Excluded.
18100	ARCHITECTURE	7,577	Permit set / Construction drawings.
18200	STRUCTURAL ENGINEERING	—
19200	BUILDING PERMITS	8,019
19925	DESIGN, COORDINATION FEE	7,460
19975	PROFIT & OVERHEAD	11,189
19990	CONTINGENCY	13,987

	TOTAL COST>>>	$234,723

	Unit square footage 31,925	7.35	Cost Per sq. ft.
Move allowance	$50,000 31,925	1.57	Cost Per sq. ft.
	Total Cost	$8.92	Per sq. ft.

G-1-2

QuickLinks

TABLE OF CONTENTS LEASE AGREEMENT
LIST OF EXHIBITS
BASIC LEASE PROVISIONS
INDUSTRIAL LEASE AGREEMENT
EXHIBIT "A" PROPERTY
EXHIBIT "A-1"
EXHIBIT "B" (WORK LETTER)
EXHIBIT "C" SUBSTANTIAL COMPLETION/ACCEPTANCE LETTER
EXHIBIT D HAZARDOUS MATERIALS QUESTIONNAIRE
EXHIBIT "E" RULES AND REGULATIONS
EXHIBIT "F" FURNITURE
EXHIBIT "G" SPACE PLAN
EXHIBIT "G-1"